SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2008

THORNBURG MORTGAGE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-11914	85-0404134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Washington Avenue, Suite 302 Santa Fe, New Mexico		87501
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (505) 989-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 30, 2008, Thornburg Mortgage, Inc. (the “Company”) entered into the First Supplemental Indenture (the “Supplemental Indenture”) among the Company, its subsidiary note guarantors identified therein and Wilmington Trust Company, as trustee, relating to the Indenture, dated as of March 31, 2008 (the “Original Indenture” and, as supplemented by the Supplemental Indenture, the “Indenture”), governing the Company’s Senior Subordinated Secured Notes due 2015 (the “Senior Subordinated Notes”). The Supplemental Indenture provides that the interest payment due on September 30, 2008 in respect of the Senior Subordinated Notes beneficially owned by the holders who provided PIK Consents (as defined below) shall be paid in additional Senior Subordinated Notes in principal amount equal to the cash interest payable. Holders representing approximately 98.5% of the aggregate principal amount of the outstanding Senior Subordinated Notes (the “Holders”) provided their consent (the “PIK Consent”) to receive the September 30, 2008 interest payment in additional Senior Subordinated Notes in lieu of cash. As a result, additional Senior Subordinated Notes with an aggregate principal amount of approximately $101,989,620 (the “PIK Notes”) were issued on September 30, 2008.

As consideration for their consent, consenting Holders received a consent fee, at their election, of either (i) 6.5125 shares (after giving effect to the one-for-ten reverse split of the Company’s common stock effective September 26, 2008 (the “Reverse Split”)) of our common stock in respect of each $1,000 principal amount of the Senior Subordinated Notes (the “Consent Shares”) or (ii) additional Senior Subordinated Notes with an aggregate principal amount equal to the market value of the total number of Consent Shares on the date of issuance to which such holders otherwise would have been entitled (the “Consent Notes”). Approximately 60% of the consenting Holders elected to receive Consent Notes in the aggregate principal amount of $13,540,945, and approximately 40% of the consenting Holders elected to receive 2,950,613 Consent Shares in the aggregate. The Consent Shares and Consent Notes were issued on October 1, 2008. In connection with the PIK Consent, the Company has also agreed to use its reasonable best efforts to register the Consent Shares for resale by October 10, 2008.

Also, on September 30, 2008, the Company received the consent of a majority of the participants (the “Majority Participant Consent”) in the Company’s Principal Participation Agreement, dated March 31, 2008, to (i) extend the deadline by which the Company must successfully complete the tender offer for all of its preferred stock pursuant to the terms of the March 31, 2008 financing transaction to December 31, 2008, (ii) eliminate the $5.00 in cash consideration previously offered for each share of preferred stock and (iii) change the number of shares of common stock of the Company offered for each share of preferred stock to three shares (after giving effect to the Reverse Split). Attached as Exhibit 99.1 is a press release of the Company dated October 1, 2008 relating to, among other matters, the terms of the Majority Participant Consent discussed herein.

The PIK Notes and the Consent Notes constitute a single series with the Senior Subordinated Notes currently outstanding and have the same terms as such other Senior Subordinated Notes but will bear a different CUSIP than such other Senior Subordinated Notes. A summary of the terms of the Senior Subordinated Notes can be found in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “Commission”) on April 2, 2008, as supplemented by the Company’s Current Report on Form 8-K/A filed with the Commission on April 4, 2008. A copy of the Original Indenture is set forth as Exhibit 4.1 of the Company’s Current Report on Form 8-K/A, filed with the Commission on April 4, 2008, and is incorporated herein by reference. The summary of the terms of the Senior Subordinated Notes contained in the Company’s Form 8-K filed on April 2, 2008 is qualified in its entirety by reference to the full text of the Original Indenture.

The descriptions of the Supplemental Indenture and the Majority Participant Consent as set forth herein do not purport to be complete and are qualified in its entirety by reference to the full text of the Supplemental Indenture and the form of Majority Participant Consent, attached hereto as Exhibit 4.1 and Exhibit 10.1, respectively, each of which is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) Reference is made to the description set forth under Item 1.01 above with respect to the terms of the issuance of the PIK Notes and the Consent Notes, which is incorporated into this Item 2.03 by reference.

Item 3.02.	Unregistered Sales of Equity Securities

Reference is made to the descriptions set forth under Item 1.01 above with respect to the Consent Shares and Item 8.01 below with respect to the Escrowed Warrants (as defined below), which are incorporated into this Item 3.02 by reference. The Consent Shares were issued to the consenting Holders as consideration for their PIK Consent and were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”). As previously disclosed in the Company’s Current Report on Form 8-K, filed with the Commission on April 2, 2008, as supplemented by the Company’s Current Report on Form 8-K/A filed with the Commission on April 4, 2008, the Escrowed Warrants were issued on March 31, 2008 pursuant to the Purchase Agreement in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and had been held in escrow by Wilmington Trust Company.

Item 8.01.	Other Events.

On October 1, 2008, the Company announced, among other things, the amendment of the terms of the Company’s exchange offer for its outstanding shares of preferred stock and related consent solicitation (the “Exchange Offer and Consent Solicitation”) to (i) extend the expiration date of the Exchange Offer and Consent Solicitation from 5:00 p.m. EDT on September 30, 2008 to 5:00 p.m. EDT on October 31, 2008, (ii) eliminate the $5.00 cash consideration previously offered for each share of the Company’s preferred stock tendered in the Exchange Offer and Consent Solicitation and (iii) change the number of shares of the Company’s common stock offered for each share of preferred stock to three shares (after giving effect to the Reverse Split) of common stock. Successful completion of the Exchange Offer and Consent Solicitation will satisfy the Triggering Event (as defined in the company’s Purchase Agreement dated March 31, 2008 (the “Purchase Agreement”) with the investor parties thereto), which, among other things, will allow the Company’s Principal Participation Agreement dated March 31, 2008 to be terminated and the interest rate on the Senior Subordinated Notes to be reduced from 18% to 12%.

The Company announced the release of the approximately $188.6 million in cash that had been held by Wilmington Trust Company in an escrow account for the purpose of funding the previously offered cash consideration for the Exchange Offer and Consent Solicitation. Pursuant to the Purchase Agreement, in connection with the release of the escrow, the investors that hold the Senior Subordinated Notes became entitled to receive their pro rata share (based on the aggregate principal amount of Senior Subordinated Notes outstanding) of warrants (the “Escrowed Warrants”) representing approximately 2,932,325 shares of the Company's common stock, after giving effect to the Reverse Split. Each Escrowed Warrant is exercisable into one share of the Company’s common stock at an exercise price of $0.10 per share. The Escrowed Warrants are governed by the Warrant Agreement (the “Warrant Agreement”) dated March 31, 2008 between the Company and the investors named therein.

A summary of the terms of the Warrant Agreement can be found in the Company’s Current Report on Form 8-K, filed with the Commission on April 2, 2008, as supplemented by the Company’s Current Report on Form 8-K/A filed with the Commission on April 4, 2008. A copy of the Warrant Agreement is set forth as Exhibit 10.5 of the Company’s Current Report on Form 8-K/A, filed with the Commission on April 4, 2008, and is incorporated herein by reference.

The complete press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this report in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Name of Exhibit

4.1	First Supplemental Indenture dated September 30, 2008 by and among Thornburg Mortgage, Inc., the Guarantors signatories thereto and Wilmington Trust Company as Trustee.

10.1	Form of Consent of Majority Participants, dated as of September 30, 2008.

99.1	Press Release of Thornburg Mortgage, Inc. dated October 1, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.

Date: October 6, 2008	By:	/s/ Larry Goldstone
Larry Goldstone, Chief Executive Officer and President

EXHIBIT INDEX

EXHIBIT NUMBER	NAME OF EXHIBIT

4.1	First Supplemental Indenture dated September 30, 2008 by and among Thornburg Mortgage, Inc., the Guarantors signatories thereto and Wilmington Trust Company as Trustee.

10.1	Form of Consent of Majority Participants, dated as of September 30, 2008.

99.1	Press Release of Thornburg Mortgage, Inc. dated October 1, 2008.